UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 19, 2010 (November 9, 2010)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On November 9, 2010, Dean Foods Company (the “Company”) filed a Current Report on Form 8-K disclosing that Shaun Mara would succeed Jack Callahan as the Company’s Executive Vice President and Chief Financial Officer effective December 1, 2010. At the time of filing the Form 8-K, Mr. Mara’s compensatory arrangements had not been approved by the Compensation Committee (the “Committee”) of the Company’s Board of Directors and were therefore not included in the original Form 8-K. This Amendment No. 1 on Form 8-K/A is being filed solely to update the Company’s disclosure to include such compensatory arrangements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2010, the Committee approved a compensatory arrangement for Shaun Mara, who will serve the Company’s Executive Vice President and Chief Financial Officer effective December 1, 2010. In connection with his promotion, Mr. Mara will receive a base salary of $465,000, and a target bonus of 70% of annualized base salary subject to achievement of certain performance targets, to be prorated in 2010 for eleven months as Chief Accounting Officer with a target equal to 50% of annualized base salary, and one month as Executive Vice President and Chief Financial Officer at the new target level. In addition, the Committee agreed to grant Mr. Mara restricted stock units having a value of $100,000 calculated based on the closing price of Dean Foods Company common stock on the grant date. The effective date for the compensatory package, including the grant date of the restricted stock units, is December 1, 2010. The description of the compensatory arrangement is qualified in its entirety by reference to the full text of the Promotion Letter between the Company and Shaun Mara, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Promotion Letter between Dean Foods Company and Shaun Mara dated November 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2010	DEAN FOODS COMPANY

	By:	/S/ STEVEN J. KEMPS
Steven J. Kemps Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promotion Letter between Dean Foods Company and Shaun Mara dated November 16, 2010.